Exhibit 99.1

NEWS RELEASE

Enbridge Energy Partners to acquire $682 million natural gas gathering and processing system in Texas Panhandle, southwestern Oklahoma

HOUSTON (July 28, 2010) – Enbridge Energy Partners, L.P. (NYSE: EEP) (“the Partnership”) today announced that its affiliate, Enbridge Pipelines (TX Gathering) LP, plans to acquire the entities that comprise the Elk City Gathering and Processing System (“ECOP”) from Atlas Pipeline Partners for $682 million. The acquisition is expected to close by late 3rd quarter or in 4th quarter 2010, and will be immediately accretive to earnings upon integration with the Partnership’s Anadarko system.

“Consolidation of these assets with our Anadarko system will provide immediate benefits to natural gas producers in the area and the Partnership. The ECOP system has excess processing capacity available, and the Partnership has access to excess rich gas that can be used to fill this capacity,” said Terrance L. McGill, president of the Partnership’s management company and of its general partner.

“Strategically, this acquisition further solidifies Enbridge’s ability to capitalize on growth in the Granite Wash and is consistent with the Partnership’s objective to increase distributable cash flow to unit holders. This acquisition, other development projects and the strong performance of our existing assets are all factors contributing to the Partnership’s recently announced distribution increase,” McGill added.

The ECOP system comprises 800 miles of natural gas gathering pipeline, one hydrogen sulfide treating plant, three cryogenic processing plants with a total capacity of 370 million cubic feet per day and a combined current NGL production of 20,000 barrels per day.

Extending from Washita County in southwestern Oklahoma to Hemphill County in the Texas Panhandle, the ECOP system complements the Partnership’s Anadarko system, which includes six natural gas processing plants and approximately 1,800 miles of natural gas gathering and transportation pipelines in southwestern Oklahoma and the Texas Panhandle.

About Enbridge Energy Partners, L.P.

Enbridge Energy Partners, L.P. (www.enbridgepartners.com) owns and operates a diversified portfolio of crude oil and natural gas transportation systems in the United States, including the Enbridge North Dakota System. Its principal crude oil system is the largest transporter of growing oil production from western Canada. The system’s deliveries to refining centers and connected carriers in the United States account for approximately 12 per cent of total U.S. oil imports; while deliveries to Ontario, Canada satisfy approximately 60 per cent of refinery demand in that region. EEP’s natural gas gathering, treating, processing and transmission assets, which are principally located onshore in the active U.S. Mid-Continent and Gulf Coast area, deliver approximately 2 billion cubic feet of natural gas daily.

Enbridge Energy Management, L.L.C. (NYSE: EEQ) (www.enbridgemanagement.com) manages the business and affairs of EEP and its sole asset is an approximate 14 per cent interest in EEP. Enbridge

Energy Company, Inc., an indirect wholly owned subsidiary of Enbridge Inc. of Calgary, Alberta, (NYSE: ENB) (TSX: ENB) (www.enbridge.com) is the general partner and holds an approximate 27 percent interest in EEP.

Certain information provided in this news release constitutes forward-looking statements. The words “anticipate”, “expect”, “project”, “estimate”, “forecast” and similar expressions are intended to identify such forward-looking statements. Although EEP believes that these statements are based on information and assumptions which are current, reasonable and complete, these statements are necessarily subject to a variety of risks and uncertainties pertaining to operating performance, regulatory parameters, weather, economic conditions and commodity prices. You can find a discussion of those risks and uncertainties in the Partnership’s SEC filings. While EEP makes these forward-looking statements in good faith, should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary significantly from those expected. Except as may be required by applicable securities laws, EEP assumes no obligation to publicly update or revise any forward-looking statements made herein or otherwise, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION PLEASE CONTACT:

Media

Terri Larson

(713) 353-6317

Toll free: (877) 496-8142

Email: usmedia@enbridge.com

or

Investment Community

Douglas Montgomery

Toll-free: (866) EEP INFO or (866) 337-4636

Email: eep@enbridge.com

Website: www.enbridgeus.com

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